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                                Exhibit (10) (j)

                           INDEMNIFICATION AGREEMENT

         THIS AGREEMENT, effective as of ________________, is by and between The Reynolds and Reynolds Company, an Ohio corporation (the "Company"), and ________________________ (the "Indemnitee").

         WHEREAS, it is essential to the Company to retain and attract as directors the most capable persons available;

         WHEREAS, Indemnitee is a director of the Company;

         WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of public companies in today's environment;

         WHEREAS, the Code of Regulations of the Company requires the Company to indemnify and advance expenses to its directors and officers to the full extent permitted by law and the Indemnitee has been serving and continues to serve as a director of the Company in part in reliance on such Code of Regulations;

         WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, and Indemnitee's reliance on the aforesaid Code of Regulations, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Code of Regulations be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Code of Regulations or any change in the composition of the Company's Board of Directors or certain acquisition transactions relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' liability insurance policies;

         NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Certain Definitions:

         (a) CHANGE IN CONTROL: shall be deemed to have occurred if: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Richard H. Grant, Jr., his

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                  children or his grandchildren, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company, any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or (iii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the Voting Securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of liquidation, dissolution or winding up of the Company or an agreement for the sale or other disposition by the Company of all or substantially all the Company's assets.

         (b) CLAIM: any threatened, pending or completed action, suit, proceeding, alternative dispute resolution, or any inquiry, hearing or investigation, whether instituted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution, whether civil, criminal, administrative, investigative or other.

         (c) EXPENSES: means any and all expenses (including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution, hearing, inquiry or investigation),

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                  judgments, fines, penalties and amounts paid in settlement
                  (if, and only if such settlement is approved by the Company, which approval shall not be unreasonably withheld) of any Claim relating to an Indemnifiable Event.

         (d) INDEMNIFIABLE EVENT: any event or occurrence related to or arising in part or in whole out of the fact that Indemnitee is or was or may be deemed to be a director, officer, employee, agent or fiduciary of the Company or any subsidiary of the Company, or is or was serving or may be deemed to be serving at the request of the Company as a director, officer, employee, trustee, member, manager, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

         (e) INDEPENDENT LEGAL COUNSEL: an attorney or firm of attorneys, selected in accordance with the provisions of Section 4, who shall not have otherwise performed services for the Company or indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

         (f) REVIEWING PARTY: any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by such Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

         (g) VOTING SECURITIES: any securities of the Company which vote generally in the election of directors.

2.       Basic Indemnification Arrangement.

         (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses of such Claim. If so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all Expenses to Indemnitee (an "Expense Advance"). Notwithstanding anything in this Agreement to the contrary and subject to
                  Section 5 below, prior to a Change in Control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any action initiated by Indemnitee, other than a Legal Proceeding described in Section 2(b) which shall be permitted as provided in Section 2(b), (an "Indemnitee Initiated Action") unless the Board of Directors has authorized or consented to the initiation of such action.

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         (b)      Notwithstanding the foregoing, (i) the obligations of the
                  Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 4 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law (a "Legal Proceeding"), any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect to such Legal Proceeding (as to which all rights of appeal therefrom have been exhausted or lapsed). If the final determination made in a Legal Proceeding is that the Indemnitee is or was entitled to indemnification, the Company shall indemnify Indemnitee against Expenses incurred by Indemnitee in connection with such Legal Proceeding.

         (c) If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 4 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Ohio having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

3. Contribution. If the indemnification provided for in Section 2(a) above for any reason is held by a court of competent jurisdiction to be unavailable to Indemnitee in respect of any Expenses of a Claim, then the Company, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount of Expenses paid or payable by Indemnitee (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by

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         applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Indemnitee in connection with the action or inaction which resulted in such Expenses, as well as any other relevant equitable considerations. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

4. Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Company Regulation now or hereafter in effect relating to Claims or Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnity such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

5. Indemnification for an Indemnitee Initiated Action. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within two business days of such request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any Indemnitee Initiated Action, regardless of the ultimate outcome of such Indemnitee Initiated Action.

6. Notice. Indemnitee shall give the Company written notice as soon as practicable of any Claim made against Indemnitee relating to an Indemnifiable Event. Notice to the Company shall be directed to the Company's Chief Executive Officer at the address shown on the signature page of this Agreement (or such other address as designated by the Company).

7. Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel reasonably approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that, (i)

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         the Indemnitee shall have the right to employ Indemnitee's counsel in any such Claim at Indemnitee's expense; (ii) Indemnitee shall have the right to employ its own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (iii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

8. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses relating to a Claim but not, however, for the entire amount thereof, the Company shall nevertheless indemnity Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

9. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

10. No Presumptions. For purposes of this Agreement, the termination of any Claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

11. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Articles of Incorporation, the Company's Code of Regulations or the Ohio General Corporation Law or otherwise. To the extent that a change in the Company's Articles of Incorporation, the Company's Code of Regulations or the Ohio General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently,

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         it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

12. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

13. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of five years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

14. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. Any failure of any of the parties hereto to comply with any terms or provision of this Agreement may be waived by the party entitled to the benefits thereof at any time by an instrument in writing signed by or on behalf of such party, but such waiver or failure to insist on strict compliance with such terms or provisions shall not be construed as a waiver of, or estoppel with respect to, any subsequent or other failure to comply nor shall waiver of any of the provisions of this Agreement be deemed to constitute a waiver of any other provisions hereof (whether or not similar).

15. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

16. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Regulation or otherwise) of the amounts otherwise indemnifiable hereunder.

17. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

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18.      No Construction as Employment Agreement. Nothing contained herein shall be construed as giving Indemnitee, if an employee of the Company or any of its related enterprises, any right to be retained in the employ of the Company or any of its related enterprises.

19. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

20. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the _____ day of ________________ 2002.

                                THE REYNOLDS AND REYNOLDS COMPANY

                                By:_______________________________
                                     Lloyd G. Waterhouse, Chairman, Chief
                                     Executive Officer and President
                                     Address: ________________________
                                     _________________________________
                                     _________________________________

                                   _______________________________
                                     [DIRECTOR]

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